EXHIBIT 3.9

CYBERGY HOLDINGS, INC.

In conformity with Nevada Revised Statutes and the bylaws of CYBERGY HOLDINGS, INC., a Nevada corporation (the “Corporation”), the following resolutions and the following actions with the same force and effect as if such resolutions had been duly adopted and such actions duly taken at a meeting of the Board of Directors of the Corporation duly called and convened for such purpose on the date first set forth above, with a full quorum present and acting throughout.

Pursuant to the authority vested in the Board of Directors of the Corporation, the Board of Directors of the Corporation hereby fixes and determines the number, voting rights, designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights of the first series of the preferred stock, par value $0.0001 per share, of the Corporation which shall consist of 100,000,000 shares and shall be designated as Series C Convertible Preferred Stock as follows:

Section 1. Designation; Number of Shares; Rank.

(a) There shall be created from the 300,000,000 shares of Preferred Stock authorized to be issued by the Articles of Incorporation (as amended), a series of Preferred Stock designated as “Series C Convertible Preferred Stock” (the “Convertible Preferred Stock”), and the authorized number of shares constituting the Convertible Preferred Stock shall be 100,000,000. Such number of shares may be decreased by resolution of the Board of Directors and by the filing of a certificate of decrease with the Secretary of State of the State of Nevada; provided that no such decrease shall reduce the number of authorized shares of Convertible Preferred Stock to a number less than the number of shares then outstanding.

(b) The Convertible Preferred Stock, upon liquidation, winding-up or dissolution of the Corporation, ranks on a parity, in all respects, with all the Common Stock.

Section 2. Definitions. As used herein, the following terms have the following meanings:

“Articles of Incorporation” shall mean the Articles of Incorporation of the Corporation (as amended and restated of the date hereof).

“Board of Directors” shall mean the Board of Directors of the Corporation or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

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 “Common Stock” shall mean the common stock, par value $0.0001 per share, of the Corporation or any other capital stock of the Corporation into which such Common Stock shall be reclassified or changed.

“Common Stock Equivalents” means any securities of the Corporation or its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Corporation” shall mean Mount Knowledge Holdings, Inc., a corporation organized and existing under the laws of the State of Nevada.

“Conversion Agent” shall have the meaning assigned to such term in Section 10.

“Conversion Date” for Convertible Preferred Stock shall mean any date, on which a Holder wishes to effect a conversion in accordance with Section 5(b)(i), after the earlier of (a) the effectiveness of a registration statement for shares of registered Common Stock underlying the Holder’s shares of Series C Preferred Stock and (b) the date that eligible shares of Common Stock underlying the Holder’s shares of Series C Preferred Stock are eligible to be sold by the Investor under exemption from registration.

“Conversion Rate” shall mean ten (10) shares of Common Stock per share of Convertible Preferred Stock, which shall be proportionately adjusted for any stock splits, reverse splits, stock combinations or similar recapitalizations after the date hereof.

“Convertible Preferred Stock” shall have the meaning assigned to such term in Section 1.

“Fundamental Transaction” shall mean any (i) acquisition of the capital stock or other ownership interest of any other Person or the merger or consolidation of the Corporation with or into another Person, (ii) sale of all or substantially all of the Corporation’s assets or purchase of all or substantially all of the assets of any other Person in one or a series of related transactions, (iii) tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) reclassification of the Common Stock or any share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

“Holder” or “holder” shall mean a holder of record of the Convertible Preferred Stock.

“Issue Date” shall mean date of issuance of the Convertible Preferred Stock.

“Liquidation Preference” shall have the meaning assigned to such term in Section 4(a).

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“Paying Agent” shall have the meaning assigned to such term in Section 10.

“Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock Corporation, trust, limited liability Corporation, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock” shall mean the preferred stock, par value $0.0001 per share, of the Corporation.

“Transfer Agent” shall have the meaning assigned to such term in Section 10.

Section 3. Dividends. Holders shall not be entitled to receive dividends on shares of Convertible Preferred Stock.

Section 4. Liquidation Preference. In the event of the voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, each holder of Convertible Preferred Stock will be entitled to receive and to be paid out of the assets of the Corporation available for distribution to the stockholders of the Corporation, on a pro-rata basis as is made to holders of the Common Stock, in respect of each share of Convertible Preferred Stock an amount equal to the par value of the Convertible Preferred Stock (the “Liquidation Preference”).

Section 5. Conversion and Restriction on Sale.

(a) At the Option of the Holder. For so long as any shares of Convertible Preferred Stock are outstanding, holders of Convertible Preferred Stock may elect to convert, on any Conversion Date, all or any portion of their respective Eligible Conversion Shares into fully paid and nonassessable shares of Common Stock, subject to the terms and provisions of this Section 5. Each Eligible Conversion Share shall be convertible into a number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/1000th of a share) equal to the Conversion Rate in effect at the close of business on the applicable Conversion Date.

(b) Mechanics of Conversion.

(i) The Holder shall effect conversions by delivering to the Corporation the following on the Conversion Date: (A) the certificate(s) representing the shares to be converted, (B) written notice to the Corporation that the Holder elects to convert such Holder’s Eligible Conversion Shares represented by such certificate(s) pursuant to Section 5 and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (C) (if so required by the Corporation or the Transfer Agent) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required.

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(ii) If fewer than all the shares of Convertible Preferred Stock evidenced by any such surrendered certificate or certificates, if any, are converted, the Corporation shall, as soon as practicable, issue and deliver to the holder of the Convertible Preferred Stock a new certificate evidencing the shares of Convertible Preferred Stock that are not subject to such conversion. On and after the close of business on the Conversion Date, the holder converting such shares shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, such shares of Convertible Preferred Stock shall cease to be outstanding and all rights whatsoever with respect to such shares (except the right to receive the Common Stock and any cash in lieu of fractional shares of Common Stock due in connection with such conversion) shall terminate.

(iii) The Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock or other securities or property upon conversion, whether optional or mandatory, of the Convertible Preferred Stock in a name other than that of the Holder of the shares of Convertible Preferred Stock being converted, nor shall the Corporation be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(iv) Each conversion exercised in accordance with this Section 5 shall be deemed to have been effected immediately prior to the close of business on the Conversion Date.

(c) Restrictions on Sale.

Until the first anniversary of the effectiveness of the Registration Statement on Form S-1 filed on May 14, 2015 (the “Lock-Up Period”), the holders of the Company’s Convertible Preferred Stock will not directly or indirectly, convert, offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of the Company’s Convertible Preferred Stock no matter when or how the holder acquired the shares of the Company’s Convertible Preferred Stock collectively referred to as the “Lock-Up Securities”); provided, however, the holders may, after signing a Lock-up Agreement and Share Sale Plan, in the form attached hereto, sell, assign, transfer, pledge under the provisions of the Lock-up Agreement and Share Sale Plan.

Section 6. Fractional Shares. If, upon conversion of the Convertible Preferred Stock, a holder would be entitled to receive a fractional interest in a share of the Common Stock or Convertible Preferred Stock, as the case may be, the number of shares issuable to such Holder shall be rounded to the nearest whole number.

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Section 7. Voting Rights. Except as otherwise required by applicable law or as set forth herein, the shares of Convertible Preferred Stock shall be voted equally with the shares of Common Stock as a single class with respect to all matters submitted to the holders of Common Stock at any annual or special meeting of stockholders of the Corporation. Each holder of one or more shares of Convertible Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation and to such number of votes for the shares of Convertible Preferred Stock held by such holder immediately after the close of business on the record date fixed for such meeting. Each share of Convertible Preferred Stock shall be entitled to the number of votes equal to the shares of Common Stock the Convertible Preferred Stock is convertible into at the Conversion Rate. Fractional votes shall not, however, be permitted and any fractional voting rights respect to any holder of Convertible Preferred Stock shall be rounded to the nearest whole number (with one-half rounded upward to one).

Section 8. Status of Convertible Preferred Stock Upon Retirement. Shares of Convertible Preferred Stock that are converted pursuant to Section 5 shall be retired and thereupon shall return to the status of authorized and unissued shares of Preferred Stock of the Corporation without designation as to series. Upon the conversion pursuant to Section 5 of all outstanding shares of Convertible Preferred Stock, all provisions of Convertible Preferred Stock shall cease to be of further effect. Upon the occurrence of such event, the Board of Directors shall have the power, without stockholder action, to cause the certificate of designation filed with the Secretary of State of the State of Nevada designating the Convertible Preferred Stock to be eliminated from the Articles of Incorporation.

Section 9. Certificates. Ownership of shares of Convertible Preferred Stock shall be evidenced by certificates issued by the Corporation to each Holder.

Section 10. Transfer, Payment and Conversion.

(a) The Convertible Preferred Stock may be presented to the Corporation at its principal place of business for transfer, payment or conversion. The Corporation also shall maintain or cause to be maintained a register in which, subject to such reasonable regulations as it may prescribe, the Corporation shall provide for the registration of shares of Convertible Preferred Stock and of transfers of shares of Convertible Preferred Stock for the purpose of registering shares of Convertible Preferred Stock and of transfers of shares of Convertible Preferred Stock as herein provided. The initial registrar for the Convertible Preferred Stock shall be the Corporation.

(b) The Corporation may appoint one or more additional transfer agents, paying agents and/or conversion agents in such other locations as it shall determine. The term “Transfer Agent” includes any additional transfer agent, the term “Paying Agent” includes any additional paying agent, and the term “Conversion Agent” includes any additional conversion agent. The Corporation may change any Transfer Agent, Paying Agent or Conversion Agent without prior notice to any holder.

Section 11. Notices to Holders.

(a) Adjustment to Conversion Rate. Whenever the Conversion Rate is adjusted, the Corporation shall promptly mail to each Holder a notice setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

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(b) Notices of Other Events. If (A) the Corporation shall declare a dividend (or any other distribution) on the Common Stock; (B) the Corporation shall declare a redemption of the Common Stock; (C) the Corporation shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock or any Fundamental Transaction, (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation; then in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the Convertible Preferred Stock, and shall cause to be mailed to the Holders at their last addresses as they shall appear upon the stock books of the Corporation, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification or Fundamental Transaction; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

(c) All notice periods referred to herein shall commence on the date of the mailing of the applicable notice. Notice to any holder of the Convertible Preferred Stock shall be given to the registered address set forth in the Corporation’s records for such holder.

(d) With respect to any notice to a Holder of shares of Convertible Preferred Stock required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

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Section 12. Miscellaneous.

(a) Any payments required to be made hereunder on any day that is not a Business Day shall be made on the next succeeding Business Day without interest or additional payment for such delay. Unless otherwise stated herein, any actions required to be made hereunder on any day that is not a Business Day shall be taken on the next succeeding Business Day.

(b) Holders of Convertible Preferred Stock shall not be entitled to any preemptive rights to acquire additional capital stock of the Corporation.

(c) The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(d) Upon receipt by the Corporation of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any preferred stock certificates representing the shares of Convertible Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Corporation and, in the case of mutilation, upon surrender and cancellation of the preferred stock certificate(s), the Corporation shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, that the Corporation shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Corporation to convert such shares of Convertible Preferred Stock into Common Stock.

Mark Gray

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LOCK-UP AGREEMENT

August __, 2015

Cybergy Holdings, Inc.

10333 E. Dry Creek Rd, Suite 200

Englewood, CO

Re:	Cybergy Holdings, Inc. – Series C Preferred Stock

Ladies and Gentlemen:

This Lock-Up Agreement (this “Agreement”) is being delivered to you in connection with the proposed Share Sale Plan (the “Plan”) between Cybergy Holdings, Inc. (the “Company”), Chardan Capital Markets, LLC (collectively, the “Broker”), and the holders of shares, or notes or warrants convertible into shares, of Series C Preferred Stock of the Company (the “Sellers”).

In order to induce you the Broker and the other Sellers to enter into the Plan, and in light of the benefits that the Plan will confer upon the undersigned in its capacity as a Seller, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with theh Broker that, during the period beginning on and including the date of this Agreement through and including the date that is the first anniversary of the effectiveness of the Registration Statement on Form S-1 filed on May 14, 2015 (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Company and the Broker or pursuant to the Plan, directly or indirectly, convert, offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of the Company’s Series C Preferred Stock whether now owed or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (including, without limitation, Company’s Series C Preferred Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as amended, and as the same may be amended or supplemented on or after the date hereof from time to time (the “Securities Act”) (the “Beneficially Owned Shares”)) or securities convertible into or exercisable or exchangeable for Company’s Series C Preferred Stock whether now owed or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (including, without limitation, the Beneficially Owned Shares) (all such securities referred to in this paragraph (i) to be collectively referred to as the “Lock-Up Securities”).

The restrictions set forth in the immediately preceding paragraph shall not apply to:

(1) if the undersigned is a natural person, any transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (b) by will or intestate succession upon the death of the undersigned or (c) as a bona fide gift to a charity or educational institution;

(2) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers to any shareholder, partner or member of, or owner of a similar equity interest in, the undersigned, as the case may be, if, in any such case, such transfer is not for value;

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(3) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer made by the undersigned (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement or (b) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of the undersigned and such transfer is not for value; and

(4) transfers consented to, in writing by the Company and the Broker;

(5) Sales made by the Broker pursuant to the Plan.

provided, however, that in the case of any transfer described in clause (1), (2) or (3) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to the Broker, not later than one business day prior to such transfer, a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to the Broker, and (B) if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Lock Up Securities during the Lock-Up Period (as the same may be extended as described above), the undersigned shall include a statement in such report to the effect that, in the case of any transfer pursuant to clause (1) above, such transfer is being made as a gift or by will or intestate succession or, in the case of any transfer pursuant to clause (2) above, such transfer is being made to a shareholder, partner or member of, or owner of a similar equity interest in, the undersigned and is not a transfer for value or, in the case of any transfer pursuant to clause (3) above, such transfer is being made either (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets or (b) to another corporation, partnership, limited liability company or other business entity that is an affiliate of the undersigned and such transfer is not for value. In addition, the restrictions sets forth herein shall not prevent the undersigned from entering into a sales plan pursuant to Rule 10b5-1 under the Exchange Act after the date hereof, provided that (i) a copy of such plan is provided to the Broker promptly upon entering into the same and (ii) no sales or transfers may be made under such plan until the Lock-Up Period ends or this Agreement is terminated in accordance with its terms. For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.

The undersigned, along with the other Sellers, by virtue of the execution and delivery of this Agreement, will be deemed to have irrevocably constituted and appointed, effective as of the date of this Agreement, MMCAP Asset Management (together with his permitted respective successors, collectively, the “Seller Representative”), as their true and lawful agent and attorney-in-fact, and the Seller Representative, shall be deemed to have accepted such appointment, to enter into any agreement in connection with the transactions contemplated by this Agreement, to exercise all or any of the powers, authority and discretion conferred on him under any such agreement, to waive or modify any terms and conditions of any such agreement, to give and receive notices on their behalf, and to be their exclusive representative with respect to any matter, suit, claim, action or proceeding arising with respect to any transaction contemplated by any such agreement. This power of attorney is coupled with an interest and is irrevocable. The Seller Representative shall not be liable for any action taken or not taken by him in his capacity as Seller Representative either (i) with the consent of Sellers or (ii) in the absence of his own willful misconduct. If the Seller Representative shall be unable or unwilling to serve in such capacity, his successor shall be named by the Sellers owning a majority of the shares of Series C Preferred Stock outstanding. Solely with respect to any actions taken by the Seller Representative in his capacity as such, the Seller Representative shall have no liability to the Company, or any of its affiliates except for claims based upon fraud by the Seller Representative.

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The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

(Name of Stockholder - Please Print)

(Signature)

(Name of Signatory if Stockholder is an entity - Please Print)

(Title of Signatory if Stockholder is an entity - Please Print)

Address:

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SHARE SALE PLAN

Pursuant to Rule 10b5-1

This Share Sale Plan, dated August __, 2015 (the “Plan”), between Cybergy Holdings, Inc. (the “Company”), all holders of debentures and preferred shares convertible into common shares of Cybergy Holdings, Inc. (together, the “Seller”), Chardan Capital Markets, LLC, a broker/dealer registered under the Securities and Exchange Act of 1934, as amended and a member of The Financial Industry Regulatory Authority, Inc. (the “Broker”).

WHEREAS, Seller desires to establish the Plan to sell a certain amount of the Company’s common stock, par value $0.001 per share converted from the Company’s Series C Preferred Stock (the “Common Stock”); and

WHEREAS, Seller desires to engage Broker to effect sales of shares of the Common Stock in accordance with the Plan;

NOW, THEREFORE, Seller and Broker hereby agree as follows:

1. Trading Requirements (Amount/Price/Date)

Broker shall effect a sale (each a “Sale”) of such number of Common Shares shares as defined below:

a)	up to twenty percent (20%) of the Common Stock traded on any given day in which the Common Stock is trading on the OTC (or other market, as it applies at the time); except

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in the event VWAP exceeds 300% of the 90-day average VWAP, in which case, up to (50%) of the Common Stock traded on any given day in which the Common Stock is trading on the OTC (or other market, as it applies at the time)

2. Effective Date/Termination. This Plan shall become effective on August __, 2015 and shall terminate:

(a) when shares equal to [50% of the total number of shares underlying all convertible securities] of the Company’s Common Stock have been sold by Seller pursuant to the Plan;

(b) upon the death of the majority of holders comprising Seller;

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(c) if at any time any trade contemplated hereunder shall result in a violation or adverse consequence under the applicable securities laws, including but not limited to, Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or Rule 144 of the Securities Act of 1933, as amended (the “Act”);

(d) 12 months from the date of this Agreement as indicated above; or

(e) at the direction of Seller in writing given at such time as Seller is not in possession of material inside information and is otherwise permitted to effect a transaction in the Company’s Common Stock.

3. Modifications. This Plan may be modified by Seller provided that such modification is in writing, made in good faith, is not part of a plan or scheme to evade prohibitions of Rule 10b-5 of the Exchange Act and is pre-cleared or approved by the Company’s Chief Executive Officer and general counsel and consented to by Broker.

4. Market Disruption or other Disruption. Seller understands that Broker may not be able to effect a Sale due to a market disruption, including insufficient liquidity in the market for the Common Stock or a legal, regulatory or contractual restriction applicable to the Broker or to the relevant market for the Company’s Common Stock. If any Sale cannot be executed as required by paragraph 1 above due to a market disruption, a legal, regulatory or contractual restriction applicable to the Broker or any other event, Broker shall effect such Sale as promptly as reasonably practical after the cessation or termination of such market disruption, applicable restriction or other event provided, that, the Sale then complies with the Trading Requirements as provided in paragraph 1, above.

5. Seller Representations and Warranties. Seller represents and warrants that:

(a) Seller has all requisite power and authority to enter into this Plan and to carry out its obligations hereunder. The execution and delivery of the Plan and the performance of the obligations of Seller hereunder have been duly authorized and approved by all necessary action on the part of Seller and the Company, and no other proceedings on part of Seller are necessary to authorize and approve the Plan and the transactions contemplated hereby. This Plan has been duly executed by Seller and constitutes a valid and binding obligation, enforceable against Seller in accordance with its terms;

(b) The execution, delivery and performance by Seller of the Plan does not directly or indirectly (with or without notice or lapse of time), contravene, conflict with, or result in a violation of any terms or requirements of any legal or contractual requirement or order to which Seller may be subject, nor does the Plan require any consent, waiver, authorization or approval of any person or entity other than Seller, the Company and Broker. Seller shall immediately notify the Broker if Seller becomes subject to a legal, regulatory, or contractual restriction or undertaking that would prevent the Broker from carrying out its obligations under the Plan.

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(c) Seller is not aware at the time of Seller’s execution or modification hereof of material non-public information with respect to the Company or any securities of the Company (including the Common Stock) and Seller is entering into this Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 of the Exchange Act;

(d) Seller is currently able to sell shares of Common Stock in accordance with the Company’s insider trading policies and Seller has obtained the written approval of the Company to enter into this Plan;

(e) The date of the Plan does not fall within any quarterly or special blackout period of the Company;

(f) Within two (2) days of the execution date of the Plan, Seller will file a copy of the Plan with the Chief Financial Officer and General Counsel of the Company;

(g) Within three (3) days of the first date on which trades can be made under the Plan, and within three (3) days of each three-month anniversary of such first date for so long as the Plan shall remain in effect, Seller shall execute and deliver to Broker a certification disclosing trades made by Seller and its related parties within the three months preceding such first date, or three month anniversary thereof as the case may be, for purposes of determining compliance of transactions to be made under the Plan with Rule 144 under the Securities Act or under the Exchange Act;

(h) As of the date hereof, Seller has not entered into, nor will Seller enter into, any corresponding or hedging transaction or position with respect to the Shares;

(i) Seller has consulted with Seller’s own advisers as to the legal, tax, business, financial and related aspects of the Plan, and has not relied on Broker or any person affiliated with Broker in connection with Seller’s adoption and implementation of the Plan; and

(j) If the Plan covers Options, then Seller further represents and warrants the following to Broker;

(1) The Options were granted in connection with Seller’s employment; Seller is currently authorized to exercise them; and Seller has received from the Company a prospectus covering the sale of the Shares subject to the Options;

(2) Seller understands that the exercises of the Options and the subsequent sales of the Shares subject to Options may have significant tax consequences. Seller further understands that the Broker and its employees are not authorized to give Seller tax or investment advice, and Seller has consulted other sources that Seller deems appropriate in connection with Seller’s option related transactions;

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(3) Seller agrees that the Broker will not exercise any independent discretion in determining how, whether, or when to exercise the Options and the Options will only be exercised by Seller in accordance with the instructions of Seller;

(4) Seller agrees to be liable for any dividends, stock, splits, and/or spinoffs that may take place between the date of sale of the Common Stock subject to the Options and the issuance date of the shares of Common Stock; and

(5) Seller understands that this extension of credit by the Broker, if any, for Option exercises and payment of any required withholding funds for taxes and certificate issuance fees will result in a debit balance in Seller’s Account, that the Broker will charge interest on all credit extended to Seller; and that all transactions in Seller’s Account will be subject to the provisions of the “Customer Agreement.”

6. Compliance with the Securities Laws.

(a) It is intent of the parties that the Plan comply with the requirements of Rule 10b5-1(c)(1) under the Exchange Act;

(b) Broker agrees to conduct all Sales in accordance with the manner of sale requirement of Rule 144 under the Act, if applicable, and in no event shall Broker effect any sale if such Sale would exceed the then applicable volume limitation under Rule 144 of the Act, assuming Broker’s Sales under the Plan are the only sales subject to that limitation. Seller agrees not to take, and agrees to cause any person or entity with which Seller would be required to aggregate sales of Stock pursuant to paragraph (a)(2) or (e) of Rule 144 under the Act not to take, any action that would cause the Sales not to comply with Rule 144 under the Act. Broker will assist Seller in completing and filing on behalf of Seller the required Form 144s but such filing is Seller’s ultimate responsibility. Seller understands and agrees that Broker shall assist Seller in making a Form 144 filing at the beginning of each three-month period;

(c) Seller agrees to make all filings, if any, required under Sections 13(d) and 16 of the Exchange Act; and

(d) Seller is the sole obligor with respect to any taxes due upon the sale of shares of Common Stock and upon the exercise of Options under the Plan, as the case may be, and the Broker shall have no obligation with respect to such taxes; furthermore, Broker shall not be requires to withhold any such taxes from the proceeds of sale of shares of Common Stock under the Plan to be delivered to Seller.

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7. Further Assurance. Each party shall, upon the request of the other, execute, acknowledge and deliver to the other any information, document or instruments that may be required to accomplish the intent of the Plan. Each party agrees to cooperate to effectuate the intent of the Plan and shall take all appropriate action necessary or useful in doing so.

8. Disbursements. The Broker shall make disbursements from proceeds of the sale of Common Stock on a quarterly basis with payments being made within 10 business days of each December 1, March 1, June 1 and September 1.

9. Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of New York, the Exchange Act, and the Act.

10. Indemnification: Limitation of Liability. Seller agrees to indemnify and hold harmless Broker, its affiliates, and their respective directors, officers and employees from and against all claims, losses, damages, costs and liabilities (including, without limitation, any legal or other expenses incurred in connection with defending or investigating any such action or claim) (collectively, “losses”) arising out of or attributable to the Plan, including, without limitation, any inaccuracy of any representation, warranty, statement of agreement or understanding made by Seller herein, any breach by Seller of the Plan or any violation by Seller of applicable laws or regulations. Seller will reimburse Broker for any and all fees, costs, and expenses of any kind incurred by the Broker as a result of any such losses. This indemnification shall survive termination of this Plan.

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IN WITNESS WHEREOF, the undersigned have signed this Plan as of the date first written above.

Individually and on behalf of Seller

Address:

Accepted and Agreed:

Chardan Capital Markets LLC

By:
Name:
Title:

Cybergy Holdings, Inc.

By:
Name:
Title:

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